UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 20, 2014

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On September 20, 2014, Ferro Corporation (“Ferro” or the “Company”) and its wholly-owned subsidiary, Ferro Coatings Italy s.r.l. (collectively, the “Buyers”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Star Capital SGR S.p.A., Marco Gazzaniga, Gianfranco Padovani and Sergio Zannoni (collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Buyers will, following satisfaction or waiver of applicable conditions to closing, purchase 100% of the issued and outstanding share capital of Vetriceramici S.p.A. (the “Target”).  The purchase price under the Purchase Agreement is €83 million (approximately $108 million) in cash.

The Target is a supplier of ceramic coatings to high-end tile manufacturers.  The Target is based in Casola Valsenio, Italy and operates manufacturing facilities in Italy and Mexico, a mixing plant in Poland and research and development and sales offices in Italy and Turkey.

The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and the Buyers. Subject to certain limitations, the Sellers have agreed to indemnify the Buyers for breaches of representations, warranties and covenants.

The parties’ obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain conditions, including the absence of a material adverse effect on the Target’s business. The transaction is expected to close by December 1, 2014.

Item 7.01Regulation FD Disclosure.

On September 21, 2014, the Company issued a press release (the “Press Release”) announcing its entry into the Purchase Agreement.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

As disclosed in the Press Release, the Target had July 2014 trailing twelve month sales of approximately €53 million, and over the last three fiscal years, the Target achieved compounded annual sales growth of approximately 9.3%.  In addition, over the last three fiscal years, the Target had an average EBITDA margin in excess of 22%.  Also, the Company anticipates achieving approximately $7 million in synergies within 24 months following the close of the acquisition of the Target, primarily through purchasing and operations synergies, cross selling products to existing customers, and the integration of support operations.  The majority of the synergies are associated with back-office support operations and are expected to be achieved in the first 12 to 18 months following the closing of the acquisition.  The acquisition of the Target is expected to be accretive to the Company’s adjusted diluted earnings per share by $0.12 to $0.14 in 2015.  The transaction will be funded with excess cash and a draw on the Company’s existing revolving credit facility and is expected to close by December 1, 2014, subject to customary closing conditions.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Cautionary Note on Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include Ferro’s ability to complete the acquisition of the Target and integrate the Target and attain the expected synergies, as well as the acquisition being accretive.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This Current Report on Form 8-K contains time-sensitive information that reflects management’s best analysis only as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this Current Report on Form 8-K. Additional information regarding these risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

By:    _/s/ Mark H. Duesenberg____________

Name: Mark H. Duesenberg

Title:   Vice President, General Counsel and Secretary

September 22, 2014

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated September 21, 2014